EXHIBIT 11.0



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                       COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                December 31, 2002

--------------------------------------------------------------------------------


                                                             Less
                                           Total Shares     Unallocated      Shares Used For
                                           Outstanding      ESOP Shares      EPS Calculation
                                           -----------      -----------      ---------------
                  September 30, 2002        1,162,320          25,574           1,136,746
                  October 31, 2002          1,162,320          25,574           1,136,746
                  November 30, 2002         1,162,320          25,574           1,136,746
                  December 31, 2002         1,162,320          25,574           1,136,746

                           Weighted average number of shares outstanding for
                           the quarter ended December 31, 2002, for earnings
                           per share calculation                                1,136,746
                                                                                ---------

                           Stock options outstanding at December 31, 2002:        151,776
                                                                                  -------

                           Exercise price of stock options:                  $9.39 per share
                                                                             ---------------

                           Average stock price for three-month period:
                           ended December 31, 2002                                 $11.50
                                                                                   ------
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                                                              Three Months Ended
                                                              ------------------
                                                                   December 31,
                                                                   ------------
Basic Earnings Per Share                                   2002                  2001
------------------------                                   ----                  ----

Income available to common stockholders                 $433,233                $653,166
                                                        ========                ========

Weighted average number of common shares
    outstanding for basic EPS calculation             $1,136,746              $1,123,979
                                                      ==========              ==========

         Basic Earnings Per Share                           $.38                    $.58
                                                            ====                    ====

Diluted Earnings Per Share
--------------------------

Income available to common stockholders                 $433,233                $653,166
                                                        ========                ========

Weighted average number of common shares
    outstanding for basic EPS calculation              1,136,746               1,123,979

Weighted average common shares issued
    under stock option plans                             151,776                   4,500

Less weighted average shares assumed
    repurchased with proceeds                          (123,964)                 (4,337)
                                                       ---------                 -------

Weighted average number of common shares
    outstanding for diluted EPS calculation            1,164,558               1,124,142
                                                       =========               =========

         Diluted Earnings Per Share                         $.37                    $.58
                                                            ====                    ====
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